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                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-52666) pertaining to the 1992 Stock Incentive Plan and Retirement Plan of Anchor BanCorp Wisconsin, Inc. of our report dated April 24, 1996, with respect to the consolidated financial statements of Anchor BanCorp Wisconsin, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended March 31, 1996.

/s/ Ernst & Young LLP


Milwaukee, Wisconsin
June 24, 1996